Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com
FIRM / AFFILIATE OFFICES
February 25, 2025	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
Harmony Biosciences Holdings, Inc.	Düsseldorf	San Francisco
630 W. Germantown Pike, Suite 215	Frankfurt	Seoul
Plymouth Meeting, Pennsylvania 19462	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
	London	Tokyo
Re: Registration Statement on Form S-8; 2,857,244 shares of Common Stock, par value $0.00001 per share	Los Angeles	Washington, D.C.
Madrid
To the addressees set forth above:

We have acted as special counsel to Harmony Biosciences Holdings, Inc, a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 2,857,244 shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), consisting of 2,285,795 shares of Common stock (the “2020 Plan Shares”) issuable pursuant to the Harmony Biosciences Holdings, Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) and 571,449 shares of Common Stock (the “ESPP Shares” and together with the 2020 Plan Shares, the “Shares”) issuable pursuant to the Harmony Biosciences Holdings, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP” and, together with the 2020 Incentive Award Plan, the “Plans”). The Shares are included on a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2025 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by and pursuant to the Plans, and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP